UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2007
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

CENTRUS VENTURES INC.
Suite 200, 810 Peace Portal Drive
Blaine, WA 98230
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements". These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB and our current reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” and the “Company” mean Royal Mines And Minerals Corp., unless otherwise indicated. All dollar amounts in this Current Report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective on October 5, 2007, Centrus Ventures Inc. (the ”Company”) completed the acquisition of Royal Mines Inc. (“Royal Mines”). The acquisition of Royal Mines was completed by way of a “triangular merger” pursuant to the provisions of the Agreement and Plan of Merger dated September 24, 2007 (the “First Merger Agreement”) among the Company, Royal Mines Acquisition Corp. (“Centrus Sub”), our wholly owned subsidiary, Royal Mines and Kevin B. Epp, our former sole executive officer and director. On October 5, 2007, under the terms of the First Merger Agreement, Royal Mines was merged with and into Centrus Sub, with Centrus Sub continuing as the surviving corporation (the “First Merger”).

Effective on October 6, 2007, we completed a second merger pursuant to an Agreement and Plan of Merger dated October 6, 2007 (the “Second Merger Agreement”) between the Company and its wholly owned subsidiary, Centrus Sub, whereby Centrus Sub was merged with and into the Company, with the Company continuing as the surviving corporation (the “Second Merger”). As part of the Second Merger, the Company changed its name from “Centrus Ventures Inc.” to “Royal Mines And Minerals Corp.” (the “Name Change”). Other than the Name Change, no amendments were made to our Articles of Incorporation.

Under the terms and conditions of the First Merger Agreement, each share of Royal Mines’ common stock issued and outstanding immediately prior to the completion of the First Merger has been converted into one share of our common stock. As a result, we issued a total of 32,183,326 shares of our common stock to former stockholders of Royal Mines. In addition, Mr. Epp surrendered 23,500,000 shares of our common stock for cancellation in consideration of payment by us of $0.001 per share for an aggregate consideration of $23,500. As a result, upon completion of the First Merger, the former stockholders of Royal Mines owned approximately 69.7% of our issued and outstanding common stock.

FORM 10-SB INFORMATION

DESCRIPTION OF BUSINESS

Corporate Background

We were incorporated on December 14, 2005 under the laws of the State of Nevada. On June 8, 2007, we completed a 3-for-1 split of our common stock. As a result of the stock split, our authorized capital was increased from 100,000,000 shares of common stock, with a par value of $0.001 per share, to 300,000,000 shares of common stock, with a par value of $0.001 per share.

We are an exploration stage company engaged in the acquisition, exploration and development of mineral properties. We currently own a 100% undivided interest in a mineral claim located in a mineral claim known as Royal Blue (the “Royal Blue Claim”) comprised of one located claim of 20 acres located on the Yellow Pine Mining District, Clark County, Nevada. Title to the Royal Blue Claim is held directly by us.

As a result of the completion of our acquisition of Royal Mines, we have acquired all of the property and assets of Royal Mines, including the Piute Valley Lakebed Claims described below. We also acquired a proprietary technology for the lixivation of minerals using thiourea stabilization (the “Lixivation Technology”). The lixivation of minerals is the process of using chemicals to extract metals from mineral ore. Thiourea is a more environmentally friendly lixivant than cyanide or sulfuric acid, which have traditional been used for this purpose.

The Piute Valley Lakebed Claims

The Piute Valley Lakebed Claims is a potential gold project consisting of 24 mineral claims, covering approximately 3,840 acres, located in Clark County, Nevada. As a result of our acquisition of Royal Mines, we have acquired all of Royal Mines’ interest and assumed all of its obligations under its option agreements (the “Option Agreements”) with certain optionors (the “Optionors”). Under the terms of the Option Agreements, we have the option to acquire a 7/8th undivided interest in the Piute Valley Lakebed Claims. Under the Option Agreements, in order to maintain and exercise our option, we are required to issue the following consideration:

(a)	1,050,000 shares of common stock on execution of the Option Agreements (which Royal Mines has already issued);

(b)	an additional 420,000 shares of common stock on the fifth anniversary of the Option Agreements; and

(c)	an additional 210,000 shares of common stock on the tenth anniversary of the Option Agreements.

In addition, the Piute Valley Lakebed Claims include a patented mineral claim consisting of 20.61 acres. The patented mineral claim is described as follows:

-	Parcel APN# 250-02-401-002 designated “Jupiter Lode”, US Patent Survey #2166.

-	“Enterprise Millsite” US Patent #2518, SMD.

-	Clark County Assessor Description PT SW4 SEC 02 29 63, designated 20.61 total acres.

As a result of our acquisition of Royal Mines, we have acquired all of Royal Mines’ interest and assumed all of its obligations under a Restatement and Amendment to Lease Agreement dated April 12, 2007 (the “Lease Agreement”) among Erline Y. Smith, Trustee, Erline Y. Smith Trust and Lawana Hooper (collectively referred to as the “Lessors”) and Royal Mines. Under the terms of the Lease Agreement, we were granted the right to explore, and if proved feasible, develop the patented mineral claim. These rights were granted as a lease for a term of 20 years. As consideration for the lease of the patented mineral claim, we are required to do the following:

(a)	pay $5,000 to the Lessors upon execution of the Lease Agreement (which Royal Mines has already paid);

(b)	pay an annual rental fee of $1,000 to the Lessors per each five acre parcel of the patented mineral claim; and

(c)

pay an annual royalty equal to five percent of “net smelting profit” from production. Net smelting profit is defined as the net profit derived from the sale of metals and minerals produced from the claims.

The claims comprising the Piute Valley Lakebed Claims and our exploration activities on the Piute Valley Lakebed Claims are discussed in detail under the heading “Description of Property.”

Lixivation Technology

On April 2, 2007, Royal Mines entered into a Technology and Asset Purchase Agreement (the “Technology Agreement”) with New Verde River Mining Co., Inc. (“New Verde”) and Robert H. Gunnison. Under the terms of the Technology Agreement, Royal Mines acquired a proprietary technology for lixivation of metals from ore utilizing thiourea stabilization (the “Technology”) and certain laboratory equipment and facilities for the purposes of testing and utilizing the Technology (the “Facility”). As a result of our acquisition of Royal Mines, we have acquired all of Royal Mines’ interest and assumed all of its obligations under the Technology Agreement. As consideration for the Technology and the Facility, we are required to do the following:

(a)	pay to New Verde the sum of $300,000 for the purchase of the Technology and the Facility as follows:

	(i)	$175,000 on or before May 31, 2007 (which Royal Mines has already paid); and

	(ii)	the balance of $125,000, less any debt assumed and payables due to Royal Mines, on or before January 31, 2008.

(b)	issue 2,000,000 shares to Mr. Gunnison for the Technology (which shares have been issued) and will be held by us and released to Mr. Gunnison as follows:

	(i)	500,000 shares on February 2, 2008;

	(ii)	500,000 shares on December 2, 2008;

	(iii)	500,000 shares on October 2, 2009; and

	(iv)	500,000 shares on August 1, 2010.

Concurrent with the acquisition of the Technology and the Facility, Royal Mines entered into an Employment Agreement dated April 2, 2007 (the “Employment Agreement”) with Robert H. Gunnison whereby Mr. Gunnison agreed to act as Royal Mines’ Production Manager commencing on April 2, 2008. In consideration of Mr. Gunnison’s services, Royal Mines agreed to pay Mr. Gunnison a salary of $120,000 per annum. As a result of our acquisition of Royal Mines, we have acquired Royal Mines’ interest and obligations in the Employment Agreement.

Iron King Property

We have reached a verbal agreement in principal with Iron King Reclamation LLC (“IKR”) and its principal, Tom Lowe, for the processing of tailings on the Iron King Property located in Dewey-Humboldt, Arizona. Under the terms of the proposed agreement with IKR, the parties agreed to combine their resources in a joint venture for the purposes of processing the tailings. We have formed a limited liability company under the laws of the State of Nevada called Royal Reclamation And Mining LLC (“Reclamation”) for the purposes of carrying out the joint venture.

Under the terms of the proposed agreement, IKR will contribute to Reclamation its rights to process the tailings located on the Iron King Property and its right to use buildings and other facilities on the Iron King Property and will expend up to $250,000 to upgrade those facilities. We will grant a limited license to Reclamation for the use of our Lixivation Technology to process the tailings for the recovery of gold, silver, zinc and other metals. In addition, we will issue 2,000,000 shares of our common stock to IKR or its nominees. Reclamation will be owned 51% by the Company and 49% by IKR and will be managed by the Company.

The above is subject to the conclusion of formal agreements. There is no assurance that formal agreements will be concluded or that the terms will not change from those described above.

Compliance with Government Regulation

Our activities are subject to extensive federal, state, and local regulations in the United States. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Royal Blue Claim and the Piute Valley Lakebed Claims, the extent of which cannot be predicted. Our Royal Blue Claim and the Piute Valley Lakebed Claims are largely comprised of unpatented mining claims located on federal land managed by the U.S. Bureau of Land Management. Mining activities on the Royal Blue Claim and the Piute Valley Lakebed Claims must be carried out in accordance with a permit issued by the Bureau of Land Management.

Other regulatory requirements monitor the following:

(a)	Explosives and explosives handling.
(b)	Use and occupancy of site structures associated with mining.
(c)	Hazardous materials and waste disposal.
(d)	State Historic site preservation.
(e)	Archaeological and paleontological finds associated with mining.
(f)	Wildlife preservation.

The State of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act”) in 1989 that established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. The State of Nevada has also adopted reclamation regulations. The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance.

In the context of environmental permitting, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraints affecting our property that would preclude the economic development or operation of any specific property.

If our property merits additional exploration or extraction work, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on our mineral property.

Competition

We are an exploration stage company. We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We will also compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark. We intend to seek patents with respect to the Lixivation Technology we acquired under the Technology Agreement. To date, we have not applied for or obtained any patents with respect to the Lixivation Technology.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Employees

Other than our sole executive officer and director, we have two full-time employees. In addition, we have retained two additional persons as independent consultants to provide their services on a full-time basis and four additional persons as independent consultants to provide their services on a part-time basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Subject to obtaining a formal agreement to proceed with the processing of the tailings on the Iron King Property, our plan of operation for the next twelve months will involve proceeding with our exploration and development programs of the Royal Blue Claim and the Piute Valley Lakebed Claims. Although we still intend to proceed with our exploration program on the Royal Blue Claim, our principal focus in the upcoming months will be on the Piute Valley Lakebed Claims.

Royal Blue Claim

Our plan of operation in connection with the Royal Blue Claim is to continue our exploration work on our Royal Blue Claim in order to ascertain whether it possesses reserves of gold, silver, and copper. Phase I of our exploration program was completed in June, 2006. The Phase I exploratory program consisted of trenching and sampling over known mineralized zones. Based on the results of Phase I of our exploration program, our geological consultant recommended that Phase II be commenced. The second phase consisting of VLF-EM and soil geochemical surveys, sampling and geological mapping of the veins within anomalous zones, which will define the structural trend to the extensions of the known mineral zones, is expected to be completed in the first half of 2008. As at July 31, 2007, we have expended $8,000 in connection with the exploration of the Royal Blue Claim and the preparation of the geological report.

The Piute Valley Lakebed Claims

Our plan of operation for the Piute Valley Lakebed Claims currently consists of a three phase exploration program to be undertaken on the 2,560 acre and the 1,280 acre the Piute Valley Lakebed Claims to assess its potential to host gold and silver mineralization. The three phase exploration program consists of the following:

Phase	Exploration Program	Cost	Status
Phase I	Chain of custody surface exploration.	$30,000	To be completed by end of October 2007
Phase II	Preliminary coring to depths of 100 meters.	$75,000	To be completed in first calendar quarter of 2008
Phase III	Test diamond drilling of the prime targets.	$150,000	To be completed in second and third calendar quarter of 2008
	Total Estimated Cost	$255,000

Our exploration program is intended to generate and prioritize target areas for implementation of our Lixivation Technology. Phase I of our exploration program will provide additional information on the mineralization, concentration efficacy, extraction efficiency, and processing economics of the 1,280 acres portion of the Piute Valley Lakebed Claims. Phase I of our exploration program does not require an operational plan or work permits. Phase II and Phase II of our exploration will require the filing of a Notice of Drilling with the Federal Bureau of Land Management

We have only recently commenced exploration of the Piute Valley Lakebed Claims and this exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no commercially extractable mineral reserves may ever be found.

As of our three months ended July 31, 2007, we had cash in the amount of $517,551. Although this amount is sufficient to meet our anticipated costs for our exploration program during the next twelve months, the actual costs of completing those programs may be greater than anticipated. If the actual costs are significantly greater than anticipated or if we proceed with our exploration and development programs beyond what we currently have planned for the next twelve months, we will need to obtain additional financing

Financing Requirements

Currently, we do not have sufficient financial resources to complete our plan of operation for the next twelve months. As such, our ability to complete our plan of operation is dependent upon our ability to obtain additional financing in the near term.

Our board of directors has approved a private placement offering of up to 7,500,000 units at a price of $1.00 per unit to U.S. residents who are “accredited investors” as such term is defined in Regulation D of the Securities Act of 1933 (the “Securities Act”) and a concurrent private placement of 7,500,000 units on the same terms to persons who are not “U.S. persons” as such term is defined under Regulation S of the Securities Act (together the “Private Placements”). Each unit shall consist of one (1) share of common stock and one-half share purchase warrant, with each warrant entitling the holder to purchase an additional share of our common stock at a price of $1.25 share for a period for two years from the closing of the Private Placements. In connection with the Private Placements we intend to pay a commission of 7% to licensed brokers or investment dealers or finders, where permitted by law, and warrants entitling them to purchase up to 10% of the number of units placed by them at a price of $1.25 per share for a period of two years from closing of the Private Placements. Pursuant to the terms of the proposed Private Placements, we will grant piggyback registration rights in respect of the shares issued to subscribers of the Private Placements and the shares to be issued upon exercise of the warrants, such registration rights to be subject to any restrictions that may be required by any underwriter of any offering in respect of which such registration rights may apply. The proceeds of the Private Placements are intended to be used to fund our proposed production facilities on the Iron King Property (subject to entering into a formal agreement), our exploration and development of the Piute Valley Lakebed Claims and for general corporate purposes. There is no assurance that the Private Placements will be completed as planned or at all.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned mining, development and exploration activities

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Reverse Acquisition Accounting

Under generally accepted accounting principles, the acquisition of Royal Mines has been accounted for as a reverse acquisition and Royal Mines has been treated as the acquiring entity for accounting and financial reporting purposes. As such, our consolidated financial statements will be presented as a continuation of the operations of Royal Mines and not the Company. The operations of the Company will be included in the consolidated statement of operations from the effective date of the acquisition, October 5, 2007.

RISKS AND UNCERTAINTIES

If we do not obtain additional financing, we may not be able to complete our exploration and development programs on the Royal Blue Claim and the Piute Valley Lakebed Claims.

We will need to obtain additional financing in order to complete our full business plan. As at July 31, 2007, we had cash of $517,551. We currently do not have any income. Our plan of operation calls for significant expenses in connection with the exploration of our Royal Blue Claim and the Piute Valley Lakebed Claims. If the actual costs are significantly greater than anticipated or if we proceed with our exploration and development programs beyond what we currently have planned for the next twelve months, we will need to obtain additional financing. There are no assurances that we will be able to obtain additional financing in an amount sufficient to meet our needs or on terms that are acceptable to us.

Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for gold and silver investor acceptance of our mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. We currently have an additional 7,500,000 units available for sale under the Foreign Offering and an additional 7,500,000 units available for sale under the US Offering, for total potential proceeds, not including commissions, of $15,000,000. However, there is no assurance that we will be able to complete the sale of all of the securities being offered. Even if we complete the sale of all of the securities offered under the Foreign and US Offerings, there is no assurance that this will satisfy all of our working capital requirements for the next twelve months or that these funds will be sufficient to complete our planned exploration and development programs.

If we complete additional financings through the sale of shares of our common stock, our existing stockholders will experience dilution.

The most likely source of future financing presently available to us is through the issuance of our common stock. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated. Issuing shares of our common stock, for financing purposes or otherwise, will dilute the interests of our existing stockholders.

In order to maintain our rights to the Royal Blue Claim and the Piute Valley Lakebed Claims, we will be required to make annual filings with federal and state regulatory agencies and/or be required to complete assessment work on those properties.

In order to maintain our rights to the Royal Blue Claim and the Piute Valley Lakebed Claims, we will be required to make annual filings with federal and state regulatory authorities. Currently the amount of these fees is nominal; however, these maintenance fees are subject to adjustment. In addition, we may be required by federal and/or state legislation or regulations to complete minimum annual amounts of mineral exploration work on the Royal Blue Claim and the Piute Valley Lakebed Claims. A failure by us to meet the annual maintenance requirements under federal and state laws could result in the loss of our rights to the Royal Blue Claim and the Piute Valley Lakebed Claims.

Because we are an exploration stage company, we face a high risk of business failure.

To date, our primary business activities have involved the acquisition of mineral claims and the exploration and development on these claims. As of our last quarter ended July 31, 2007, we have not earned any revenues. Potential investors should be aware of the difficulties normally encountered by exploration stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to ever generate any operating revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of precious metals on our mineral claims. Exploration for minerals is a speculative venture, necessarily involving substantial risk. The expenditures to be made by us in the upcoming exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages if and when we conduct mineral exploration activities.

The search for valuable minerals involves numerous hazards. As a result, if and when we conduct exploration activities we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral claims, we may not be able to successfully obtain commercial production.

Our optioned mineral claims do not contain any known bodies of ore. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place those mineral claims into commercial production. At this time, there is a risk that we will not be able to obtain such financing as and when needed.

Because we are an exploration stage company, our business has a high risk of failure.

As noted in the financial statements for the period ended July 31, 2007, we are an exploration stage company that has incurred net losses since inception, we have not attained profitable operations and we are dependent upon obtaining adequate financing to complete our exploration activities. The success of our business operations will depend upon our ability to obtain further financing to complete our planned exploration program and to attain profitable operations. If we are not able to complete a successful exploration program and attain sustainable profitable operations, then our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

Our success will largely depend on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed could have a significant negative effect on our business.

As we undertake exploration of our optioned mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several government regulations that materially restrict the exploration of minerals. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Certain work to be performed on our mineral projects may require us to apply for permits from federal, state or local regulatory bodies.

If our applications for permits from the relevant regulatory bodies are denied, we may not be able to proceed with our exploration and development programs as disclosed above, which could have a negative affect on our business.

If we receive positive results from our exploration program and we decide to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit commercial production.

If the results of our geological exploration program indicate commercially exploitable reserves, and we decide to pursue commercial production of our mineral claims, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

DESCRIPTION OF PROPERTY

Our principal office is at 2580 Anthem Village Dr. #112, Henderson, NV 89052, consisting of approximately 150 square feet, which we rent at a cost of $630 per month. We are currently renting on a month to month basis, but have entered into a lease agreement commencing on November 1, 2007 and expiring on April 30, 2008.

We also rent premises located at 8005 La Cienega, Las Vegas, NV 89123, consisting of approximately 3,600 square feet, for use as office space, laboratory space and storage space, at a cost of $1,800 per month. We entered into a lease with respect to these premises which commenced in April 2006 and expires on May 30, 2008.

In addition, we currently lease facilities located at 2344 North 33rd Avenue, Maricopa, Arizona. The facilities are leased pursuant to a Lease Agreement dated June 6, 2007 among McKendry Enterprises Inc., Profit Sharing Plan and Retirement Trust and Royal Mines. The facilities consist of an industrial building of approximately 9,809 square feet located on approximately 24,559 square feet of land. As a result of our acquisition of Royal Mines, we acquired Royal Mines’ interest in and obligations under the Lease Agreement with respect to the facilities and all equipment and assets located in the facilities.

THE PIUTE VALLEY LAKEBED CLAIMS

Location, Climate, Infrastructure and Access

The Piute Valley Lakebed Claims consist of 3,840 acres of lakebed exploration project, with underlying hard rock potential, located about 50 miles south of Las Vegas. The 3,840 acres are divided into two contiguous parcels, the first 2,560 acres are located within Sections 2, 3, 11, 14, Range 63E, Township 29S, the second 1,280 acres are located within Sections 7, 18, 19, Range 64E, Township 29S in the Searchlight and Quartette Mining Districts of Clark County, Nevada.

Access is by vehicle from Las Vegas on Highway 95 to Searchlight, Nevada then by secondary roads southward to the 2,580 acres and southeastward to the 1,280 acres. The area is typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

Geology

The Quartette Mine, is within the 2,560 acres of mineral claims in the Piute Valley. The Quartette underground mine reportedly produced around 250,000 ounces of gold, 350,000 of silver and 755,000 pounds of copper between 1902 and 1965 from a breccia zone in altered volcanic rocks. The zone extends below plains to the south of the mine, and interpretations of EM geophysical data have identified a number of structural targets that appear large enough to hold substantial mineralization. Surface sampling over these targets indicate gold mineralization.

The Piute Valley claims to the west, south, and east of the Quartette Mine, contain extensive sedimentary deposits, a part of an extensive basin filled with unconsolidated detritus and bounded by outcropping Miocene volcanic and intrusive rocks. Previous geologic work conducted from interpretation of satellite infrared imagery indicates the claims are overlaying a major east-west Fracture Zone as wide as 5-8 miles. Historically, gold mined from the area was produced principally from quartz-sulphide-hematite veins trending in the same east-west direction.

Metallurgy and Mineralogy

The Piute Valley Lakebed Claims in Nevada have a complex mineralogy that requires a technical extension of conventional fire assay methods to identify the precious metals of gold, silver and platinum group metals, and unique and proprietary leaching and separation methods to extract the precious metals. The gold particles occur as micron clusters in a highly refractory aluminum silicate matrix that arrested the growth of the gold clusters and prevents their rapid solutioning, whether in high temperature molten flux used in fire assay (aluminum silicates melt at temperatures higher than conventional fire assay temperatures) or in chemical digestion (cyanidation does not attack the aluminum silicate coating). We have developed the necessary technology to “assay” the existence of the gold clusters and a process to extract, separate and purify any precious metals.

History of Exploration

During 2007, we initiated a sampling program on the 2,560 acres portion of the claims to analyze the efficacy of conventional fire assay methodology for determining the grade of precious metals in samples from the property.

  January 2007 – 20 surface samples randomly collected from Section 2 Range 63E Township 29S were analyzed for Au at our Phoenix Pilot-Production Facility. The samples were collected from excavating 3-5 feet from the surface, screened to -1/4”, further milled to 200 mesh, fire assayed, and separated into 1000 g (~2 lb) bench leaching. We completed this Phase I study on the precious metals recoverable composition of the Piute Valley lakebed samples, and found high statistical variance in the results from the fire assay of 15 g (1/2 assay ton) and 30 g (full assay ton) samples. The 1000 g bench leaching, however, demonstrated consistent extraction results using our Lixivation Technology.

  February to July 2007 – We initiated a 6 month large-scale sampling program, Phase II study, designed to explore the precious metal values throughout the 2,560 acre position of the Piute Valley Lakebed Claims. Three 5 ton sampling efforts were conducted, each consisting of excavating 5-10 feet from the surface, screened to -1/4”, further milled to 350 mesh, fire assayed, and separated into 1000 g (~2 lb) bench leaching, 100 kg batch leaching, and 2000 kg pilot-scale leaching. We completed this Phase II study and our results demonstrated consistent, scalable extraction economics from the 1000 g bench leaching, 100 kg batch leaching, and 2000 kg pilot-scale leaching. The gold grade of the head ore, calculated from the gold produced from the batch and pilot-scale leaching consistently yielded values at 4.65 g/t (~0.15 oz/ton) and higher.

  August 2007 – We initiated a Phase III study involving the centrifugal (gravity) and flotation concentration of the Piute Valley Lakebed Claims.

Current State of Exploration of Piute Valley Lakebed Claims

Our current state of exploration involves a three phase exploration program to be undertaken on both the 2,560 and 1,280 acres Piute Valley Lakebed Claims to assess its potential to host gold and silver mineralization. The three phase program consists of the following:

Phase	Exploration Program	Cost	Status
Phase I	Chain of custody surface exploration.	$30,000	To be completed by end of October 2007
Phase II	Preliminary coring to depths of 100 meters.	$75,000	To be completed in the first calendar quarter of 2008
Phase III	Test diamond drilling of the prime targets.	$150,000	To be completed in the second and third calendar quarter of 2008
	Total Estimated Cost	$255,000

Our exploration program is intended to generate and prioritize target areas for implementation of our Lixivation Technology. Phase I of our exploration program on the Piute Valley Lakebed Claims will provide additional information on the mineralization, concentration efficacy, extraction efficiency, and processing economics of the 1,280 acres portion of the Piute Valley Lakebed Claims. Phase I of our exploration program does not require an operational plan or work permits. Phase II and Phase II of our exploration will require the filing of a Notice of Drilling with the Federal Bureau of Land Management

We have only recently commenced exploration of the Piute Valley Lakebed Claims and this exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no commercially extractable mineral reserves may ever be found.

THE ROYAL BLUE CLAIM

Acquisition of Royal Blue Claim

We entered into a purchase agreement dated January 20, 2006 with Multi Metal Mining Corp. pursuant to which we acquired a 100% interest in the Royal Blue Claim for $5,000. The Royal Blue Claim property is comprised of a mineral claim with a total area of approximately 20 acres, located on the Yellow Pine Mining District, Clark County, Nevada; see “Figure 1” below.

The Royal Blue Claim is recorded with the Bureau of Land Management in the State of Nevada under the following name and record numbers:

Name of Mineral Claim	BLM Number	Expiry Date
ROYAL BLUE	924314 924315	September 1, 2008

In accordance with Nevada mining regulations, the Royal Blue Claim is in good standing to September 1, 2008. To keep the claim in good standing for additional years, proof of labor on the claim has to be filed each year with the Clark County recorder’s office in Las Vegas prior to its expiry date.

In addition to Nevada State regulations, Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Royal Blue Claim is in good standing to September 1, 2008. A yearly maintenance fee of $130 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year. If we fail to pay the required amount of fee of this exploration work, then our mineral claim will lapse on September 1, 2008 and we will lose all interest that we have in the mineral claim.

Location, Climate, Infrastructure and Access

The Royal Blue Claim is located within Section 14, Range 58E, Township 25S in the Yellow Pine Mining District of Clark County, Nevada. Access from Las Vegas is southward via Interstate Highway 15 for approximately 28 miles to Jean then to a junction with a secondary road leading southwestward for four miles to the Royal Blue Claim.

The Royal Blue Claim is situated along the western margins of Porter Wash which is at an elevation of 3,760 feet within 1,000 feet of the eastern border of the Royal Blue Claim. The Royal Blue Claim covers the lower southeasterly facing slopes of Table Mountain with topography of moderate slopes to the northwest and with elevations ranging from 3,850 feet at the southwest corner to 4,080 feet at the northwest corner. The area is typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells. Our mineral claim presently does not have any mineral reserves.

Geology

The sedimentary rocks in the district range in age from Upper Cambrian to Recent. Only two varieties of intrusive rocks are known in the district. The most abundant is granite porphyry which forms three large sill-like masses. The sills generally lie near major thrust faults and are thought to have been emplaced along breccia zones at the base of the upper plate of the thrust fault. Locally, small dikes of basaltic composition and uncertain age have been encountered in some of the mine workings. The region reveals a strong record of folding, thrust faulting and normal faulting. Folding began in the early Jurassic, resulting in broad flexures in the more massive units and tight folds in the thinly bedded rocks. The thrust faults in the district are part of a belt of thrust faulted rocks, the Foreland Fold and Thrust Belt that stretches from southern Canada to southern California.

History of Exploration

The history of the area dates back to 1856 following investigation of lead ore in the area. The first ore was smelted in 1857 and a mill was built north of Goodsprings in 1898. Goodsprings is located within five miles north of the Royal Blue Claim. The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years. The Yellow Pine District has been mined primarily for lead-zinc-silver; however, an estimated 91,000 ounces of gold has also been recovered from the area. The area has been mainly dormant since 1964.

Mineralization

The lead-zinc deposits in the area of the claim are often distant from intrusives and occur as veins or replacements of brecciated rocks along fault zones, either thrust faults or normal faults. Unlike the gold deposits, the productive lead-zinc deposits are restricted to the Monte Cristo Formation. Mineralogy of gold-copper deposits consists of native gold, pyrite, limonite, cinnabar, malachite, azurite and chrysocolla. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerussite, anglesite, galena and iron oxides. The unusual mineralogy of the district is due to the great depth of surface oxidation, exceeding 200 meters.

Current State of Exploration of Royal Blue Claim

Our geological consultant, Mr. Sookochoff, recommended a three phase exploration program, at an approximate cost of $42,500, to be undertaken on the Royal Blue Claim to assess its potential to host copper, silver, and gold mineralization. The three phase program consists of the following:

Phase	Exploration Program	Cost	Status
Phase I	Trenching and Sampling over known mineralized zones.	$5,000	Completed in June, 2006
Phase II	VLF-EM and soil geochemical surveys, sampling and geological mapping of the veins within anomalous zones.	$7,500	To be completed in the first half of 2008
Phase III	Test diamond drilling of the prime targets.	$30,000	To be completed in late 2008 subject to the results of Phase II
	Total Estimated Cost	$42,500

The phased program of exploration activities is intended to generate and prioritize targets to test by trenching or drilling. The initial exploration activities on the Royal Blue Claim (grid establishment, geological mapping, soil sampling, and staking of additional claims) do not involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits and applications which are expected to be submitted well in advance of the planned work. We have only recently commenced exploration of the Royal Blue Claim and this exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no mineral reserves may ever be found.

Phase I Exploration Results

The Phase I exploratory program was completed in June, 2006. Phase I consisted of trenching and sampling over known mineral zones. Pursuant to the Phase I report, two trenches, Trench “A” and Trench “B,” were blasted on a mineralized zone that was observed adjacent to and southeast of the Houghton portal and dump. The trenches are 100 feet apart and placed almost east-west to intersect the indicated mineral zone perpendicularly to its trend. The measurement of Trench “A” is 25 feet long, 2 feet wide and 1.5 feet deep.

The Phase I report confirmed that the mineralization and the sampling results from the trenches of the mineral zone indicated the presence of significant zinc mineralization hosted by limestone as indicated from previous reports on the Houghton Mine. The report recommended that Phase II of our exploration program be commenced with localized VLF-EM surveys, soil sampling, and geological mapping, which would be required to define the structural trend to the extensions of the known mineral zones.

Phase II Exploration

Phase II of our exploration program is anticipated to be completed in the first half of 2008. A decision on proceeding beyond the planned Phase II exploration will be made by assessing whether the results of Phase II are sufficiently positive. The decision whether or not to proceed will be based on the recommendations of our geological consultant. As of July 31, 2007, we have expended $8,000 in connection with the preparation of the geological report and the exploration of the Royal Blue Claim.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 12, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	William Charles Tao Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director 3135 Villa Marbella Circle Reno, NV 89509	4,562,500 (direct)	9.9%
Common Stock	All Officers and Directors as a Group (1 person)	4,562,500	9.9%
5% STOCKHOLDERS
Common Stock	William Charles Tao Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director 3135 Villa Marbella Circle Reno, NV 89509	4,562,500 (direct)	9.9%
Common Stock	K. Ian Matheson 2215 Lucerne Circle Henderson, NV 89014	5,431,000(2) (direct)	11.8%
Common Stock	Harold Moll Box 866, Georgetown Grand Cayman, BWI	3,750,000 (direct)	8.1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 12, 2007. As of October 12, 2007, there were 46,152,252 shares of our common stock issued and outstanding.

(2)

Those shares denoted as being beneficially owned by K. Ian Matheson represent the following shares held directly and indirectly by Mr. Matheson: (i) 5,251,000 shares to be acquired by Mr. Matheson, and (ii) 180,000 shares to be acquired by Mr. Matheson, in trust.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and positions of our officers and directors as of the date hereof.

Name	Age	Positions
William Charles Tao	48	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors:

William Charles Tao has been the sole director and the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company since October 5, 2007. Dr. Tao obtained his Ph.D. in Chemical Engineering and Chemical Physics from Stanford University. Since 1989, Dr. Tao has acted in such capacities as consultant, managing director, officer, and other management roles in many different fields, including natural resources, capital financing, international trade, and chemical engineering. Dr. Tao has published more than 30 publications in his area of expertise to date. Since July 10, 2006, Dr. Tao has been a member of the board of directors of Royalite Petroleum Company Inc., an oil and gas exploration company.

Committees of the Board Of Directors

Our board of directors does not maintain a separately-designated standing audit committee. As a result, our sole director acts as our audit committee. Dr. Tao does not meet the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our board of directors at this time is prohibitive.

We presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Terms of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Significant Employees

We have no significant employees other than the officers and directors described above.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(a)(2) of Regulation S-B, during the fiscal year ended April 30, 2007:

Non-
						Non-Equity	qualified
						Incentive	Deferred	All Other
						Plan	Compen-	Compen-
Name & Principal		Salary	Bonus	Stock	Option	Compen-	sation	sation	Total
Position	Year	($)	($)	Awards	Awards	sation	Earnings	($)	($)

Kevin B. Epp
Former CEO,	2007	-	-	-	-	-	-	$33,600	$33,600
Former CFO,
Former President,
Former Secretary,
Former Treasurer
and Former
Director(1)
William Charles
Tao	2007	-	-	-	-	-	-	60,000	60,000
CEO, CFO, President, Secretary, Treasurer and Director(2)

Notes:
(1)

Mr. Epp was our sole director and sole executive officer since our inception to October 5, 2007. Since February, 2006, we have paid Mr. Epp a management fee of $2,800 per month pursuant to a verbal agreement.

(2)

Dr. Tao was appointed as a director and our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer on October 5, 2007. The amounts paid to Dr. Tao during the fiscal year ended April 30, 2007 were paid by Royal Mines to WCT & Associates, a company controlled by Dr. Tao. Since January 1, 2007, Royal Mines has paid WCT & Associates $15,000 per month for consulting services provided by Dr. Tao pursuant to a verbal agreement.

OUTSTANDING AWARDS AT FISCAL YEAR-END

Since our inception on December 14, 2005, we have not granted any stock options or stock appreciation rights to any of our executive officers. We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

EMPLOYMENT CONTRACTS

We do not have employment contracts with any of our executive officers or directors. We also do not have any termination of employment or change-in-control arrangements with any of our executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has, in the last two years, had any material interest, director or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(a)	any director or officer;

(b)	any proposed nominee for election as a director;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company's Common Stock;

(d)	any promoters; or

(e)	any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

On January 11, 2006, we issued 8,500,000 (25,500,000 post-3:1 split) shares of our common stock to Kevin B. Epp, our former sole executive officer and former sole director, at a price of $0.001 per share. This issuance was made to Mr. Epp, who is a sophisticated individual and is in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

From February, 2006 to October, 2007, we paid to Mr. Epp a management fee of $2,800 per month pursuant to a verbal agreement. The agreement was on a month-to-month basis with no formal contract.

On October 5, 2007, under the terms of the First Merger Agreement, Mr. Epp surrendered 23,500,000 shares of our common stock for cancellation in consideration of payment by us of $0.001 per share for an aggregate consideration of $23,500.

Since January 1, 2007, Royal Mines has paid WCT & Associates, a company controlled by our sole executive officer and director, William Charles Tao, $15,000 per month for consulting services provided by Dr. Tao pursuant to a verbal agreement. On October 5, 2007, under the terms of the First Merger Agreement, we exchanged 4,562,500 shares of Royal Mines owned by William Charles Tao, our sole executive officer and director, for 4,562,000 shares of our common stock.

From October 1, 2005 to April 30, 2006, Royal Mines paid Pass Minerals Inc., a company controlled by K. Ian Matheson, a beneficial holder of more than 5% of our issued and outstanding shares, $8,000 per month for consulting services provided by Mr. Matheson pursuant to a verbal agreement. From May 1, 2006 to September 30, 2007, Royal Mines paid Pass Minerals Inc. $5,000 per month for consulting services provided by Mr. Matheson pursuant to a verbal agreement. On October 5, 2007, under the terms of the First Merger Agreement, we exchanged 5,431,000 shares of Royal Mines owned by K. Ian Matheson, a beneficial holder of more than 5% of our issued and outstanding shares, for 5,431,000 shares of our common stock.

On October 5, 2007, under the terms of the First Merger Agreement, we exchanged 3,750,000 shares of Royal Mines owned by Harold Moll, a beneficial holder of more than 5% of our issued and outstanding shares, for 3,750,000 shares of our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 300,000,000 shares of common stock, with a par value of $0.001 per share. As of October 12, 2007, there were 46,152,252 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover Laws

NRS Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record and have less than 100 stockholders of record with addresses in the State of Nevada. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our shares of common stock commenced trading on the OTC Bulletin Board under the symbol “CVNE” on March 29, 2007. As a result of a three-for-one forward split of our issued and outstanding common stock, the symbol under which our shares traded on the OTC Bulletin Board changed from “CVNE” to “CTUV” effective June 8, 2007. Effective October 8, 2007, our symbol changed from “CTUV” to “RYMM” in connection with our change of name from “Centrus Ventures Inc.” to “Royal Mines And Minerals Corp.” The high and the low bid prices for our shares since March 29, 2007 as reported by the OTC Bulletin Board were:

Quarter Ended	High	Low
April 30, 2007	n/a	n/a
July 31, 2007	$1.46	$1.01
October 31, 2007(1)	$1.49	$1.05

Notes:
(1)	Includes only the high and low bid prices for the period from August 1, 2007 to September 28, 2007 as reported by the OTC Bulletin Board.

The above quotations have been adjusted to reflect our three-for-one forward split, effective June 8, 2007. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and therefore stockholders may have difficulty selling those securities.

Registered Holders of Our Common Stock

As of October 12, 2007, there were 104 registered holders of record of our common stock. We believe that a number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business. Our board of directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings and, to our knowledge; no such proceedings are pending, threatened or contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

See Item 4.01 of this Current Report on Form 8-K.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Current Report on Form 8-K.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors may be indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of the Company.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of the Company, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

However, with respect to actions brought by or on behalf of the Company against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to the Company, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles of Incorporation and our Bylaws provide that we are required to indemnify our officers and directors to the full extent permitted by the laws of Nevada. Our Articles of Incorporation and our Bylaws further provide that we are required to pay the costs of defending against any litigation brought against out officers and directors as they are incurred and in advance of a final disposition on the matter, so long as such officer or director provides us with an undertaking to repay those amounts should a court of competent jurisdiction determine that he or she is not entitled to be indemnified by the Company.

The NRS and our Articles of Incorporation and our Bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES

Effective on October 5, 2007, we issued an aggregate 23,131,000 shares of our common stock to former shareholders of Royal Mines in reliance on the exemptions to registration contained in Regulation D of the Securities Act. These former shareholders of Royal Mines were “accredited investors” as defined in Rule 501(a) of Regulation D of the Securities Act.

Effective on October 5, 2007, we issued an aggregate 9,052,326 shares of our common stock to the former shareholders of Royal Mines in reliance on the exemptions to registration contained in Regulation S of the Securities Act. These former shareholders of Royal Mines were not “US persons” (and were not acquiring our shares for account or benefit of a “US person”) as defined in Rule 902(k) of Regulation S. The offer and sale of our shares to Royal Mines’ former shareholders who are not “US persons” were made in offshore transactions as defined in Rule 902(h) of Regulation S in that such persons were not in the US when the offer of our shares were made to them and were not in the US when their decision to acquire our shares was made.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01        CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As a result of our acquisition of Royal Mines, we engaged Sarna & Company, Certified Public Accountants (“Sarna”), the accounting successor, as our principal independent accountants. On the same date, we received the resignation of Telford Sadovnick, P.L.L.C., Certified Public Accountants (“Telford”), as our independent accountants. Telford resigned as our independent auditors because it withdrew its registration with the public Company Accountability Oversight Board and can no longer audit U.S. issuers.

Telford’s reports on our financial statements for the fiscal years ended April 30, 2007 and April 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of our ability to continue as a going concern.

There have been no disagreements between the Company and Telford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Telford, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

The Company has provided Telford with a copy of this report and has requested in writing that Telford provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01        CHANGES IN CONTROL OF REGISTRANT

Effective on October 5, 2007, upon completion of the First Merger, the former shareholders of Royal Mines received an aggregate 32,183,326 shares of our common stock in exchange for 32,183,326 shares of Royal Mines common stock previously owned by them. In addition, Mr. Epp surrendered 23,500,000 shares of our common stock for cancellation in consideration of payment by us of $0.001 per share for an aggregate consideration of $23,500. As a result, upon the completion of the First Merger, the former shareholders or Royal Mines owned approximately 69.7% of the outstanding shares of our common stock, resulting in a change of control.

On October 5, 2007, pursuant to the provisions of the First Merger Agreement, Kevin B. Epp resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as our sole director. Replacing Mr. Epp as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as our sole director was William Charles Tao.

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 5, 2007, upon the completion of the First Merger, Kevin B. Epp resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as our sole director. The resignation of Mr. Epp was made pursuant to the provisions of the First Merger Agreement and was not due to any disagreements with the Company.

Upon the tendering of the resignation of Mr. Epp, William Charles Tao was appointed as our sole director and as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

Dr. Tao obtained his Ph.D. in Chemical Engineering and Chemical Physics from Stanford University. Since 1989, Dr. Tao has acted in such capacities as consultant, managing director, officer, and other management roles in many different fields, including natural resources, capital financing, international trade, and chemical engineering. Dr. Tao has published more than 30 publications in his area of expertise to date. Since July 10, 2006, Dr. Tao has been a member of the board of directors of Royalite Petroleum Company Inc., an oil and gas exploration company.

ITEM 5.06        CHANGE IN SHELL COMPANY STATUS.

As a result of the Company’s acquisition of Royal Mines, the Company has completed a transaction that has the effect of causing it to cease being a shell company. The details of the Company’s acquisition of Royal Mines are described under the Item 2.01 of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Royal Mines Inc., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm.

	2.	Balance Sheet as at April 30, 2007.

3.

Statements of Operations for the year ended April 30, 2007, the period July 13, 2005 (Date of Inception) to April 30, 2006, and the cumulative period July 13, 2005 (Date of Inception) to April 30, 2007.

	4.	Statement of Stockholders’ Equity for the period from July 13, 2005 (Date of Inception) to April 30, 2007.

	5.	Statement of Cash Flows for the year ended April 30, 2007, the period July 13, 2005 (Date of Inception) to April 30, 2006, and the cumulative period July 13, 2005 (Date of Inception) to April 30, 2007

	6.	Notes to Financial Statements.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited financial statements of Royal Mines Inc., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

1.	Review Report of Independent Registered Public Accounting Firm.

2.	Balance Sheet as at July 31, 2007 and April 30, 2007.

3.	Statement of Operations for the three months ended July 31, 2007, the three months ended July 31, 2006, and for the period July 13, 2005 (Date of Inception) to July 31, 2007.

4.	Statement of Stockholders’ Equity for the period from July 13, 2005 (Date of Inception) to July 31, 2007.

5.	Statement of Cash Flows for the three months ended July 31, 2007, the three months ended July 31, 2006, and for the period July 13, 2005 (Date of Inception) to July 31, 2007.

6.	Notes to Financial Statements.

(b)	Pro forma Financial Information.

Included herein as Exhibit 99.3 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of Royal Mines Inc., effective October 5, 2007:

	1.	Unaudited Pro Forma Consolidated Balance Sheet as of April 30, 2007;

	2.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended April 30, 2007 and for the period from inception (July 13, 2005) to April 30, 2007;

	3.	Unaudited Pro Forma Consolidated Statement of Stockholders’ Equity for the period from inception (July 13, 2005) to April 30, 2007;

	4.	Notes to the Pro Forma Financial Statements.

Included herein as Exhibit 99.4 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of Royal Mines Inc., effective October 5, 2007:

1.	Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2007;

2.

Unaudited Pro Forma Consolidated Statement of Operations for the three month period ended July 31, 2007, the three month period ended July 31, 2006, and for the period from inception (July 13, 2005) to July 31, 2007;

3.	Unaudited Pro Forma Consolidated Statement of Stockholders’ Equity for the period from inception (July 13, 2005) to July 31, 2007;

4.	Notes to the Pro Forma Financial Statements.

(c)        Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated September 24, 2007 among the Company, Royal Mines Acquisition Corp., Royal Mines Inc. and Kevin B. Epp.(1)

2.2	Agreement and Plan of Merger dated October 6, 2007 between the Company and Royal Mines Acquisition Corp.

3.1	Articles of Merger among Royal Mines Acquisition Corp. and Centrus Ventures Inc.

10.1	Mineral Property Option Agreement dated January 28, 2007 between Eugene E. Phebus and Royal Mines Inc.

10.2	Mineral Property Option Agreement dated January 28, 2007 between Charles G. Moore and Royal Mines Inc.

10.3	Mineral Property Option Agreement dated January 10, 2007 between James E. Sharp and Royal Mines Inc.

10.4	Mineral Property Option Agreement dated January 28, 2007 between Ben Barnes and Royal Mines Inc.

10.5	Mineral Property Option Agreement dated January 28, 2007 between Walter Simmons II and Royal Mines Inc.

10.6	Mineral Property Option Agreement dated January 28, 2007 between Leo Corbet and Royal Mines Inc.

10.7	Mineral Property Option Agreement dated January 28, 2007 between William Tao and Royal Mines Inc.

10.8	Mineral Property Option Agreement dated January 28, 2007 between Dr. Wilbur J. Guay and Royal Mines Inc.

10.9	Mineral Property Option Agreement dated January 28, 2007 between Olivia Tearnan and Royal Mines Inc.

10.10	Mineral Property Option Agreement dated January 28, 2007 between Jim Mack and Royal Mines Inc.

10.11	Mineral Property Option Agreement dated January 28, 2007 between Ron Manarey and Royal Mines Inc.

10.12	Mineral Property Option Agreement dated January 28, 2007 between William Lintz and Royal Mines Inc.

10.13	Technology and Asset Purchase Agreement dated April 2, 2007 among New Verde River Mining Co., Inc., Robert H. Gunnison and Royal Mines Inc.

10.14	Restatement and Amendment to lease Agreement dated April 12, 2007 among Erline Y. Smith, Trustee, Erline Y. Smith Trust, Lawana Hooper and Royal Mines Inc.

10.15	AV Executive Suites Service Agreement dated September 13, 2007 between Royal Mines Inc. and Anthem Village Executive Suites, LLC.

10.16	Residential Lease Agreement of La Cienega Office.

10.17	Lease Agreement dated June 6, 2007 among McKendry Enterprises Inc., Profit Sharing Plan and Retirement Trust and Royal Mines.

99.1	Audited Financial Statements of Royal Mines Inc. for the period ended April 30, 2007.

99.2	Unaudited Financial Statements of Royal Mines Inc. for the period ended July 31, 2007.

99.3	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations for the period ended April 30, 2007

99.4	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations for the period ended July 31, 2007.

Notes:
(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: October 12, 2007
	By:	/s/ William Charles Tao

Name: William Charles Tao
Title: Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer